AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31,2003
                                                  Registration no._________




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             NEWBRIDGE CAPITAL, INC
              (Exact name of Registrant as specified in its charter


           Nevada                                         33-0877143
---------------------------------              ---------------------------------
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)


             24 Corporate Plaza, Suite 100, Newport Beach, CA 92660 (Address of Principal Executive Offices, including ZIP Code)


                     NewBridge Capital, Inc. 2002 Stock Plan

                            (Full title of the plan)


      Fred G. Luke, 24 Corporate Plaza, Suite 100, Newport Beach, CA 92660
                    (Name and address of agent for service)

                                 (949)717-0631
         (Telephone number, including area code, of agent for service)

                                          CALCULATION  OF REGISTRATION  FEE



                                            Proposed             Proposed
                                            Maximum              Maximum         Amount of
Title of Securities   Amount of Shares      Offering            Aggregate      Registration
 to be Registered    to be Registered   Price Per Share(1)  Offering Price(1)       Fee
-------------------  -----------------  ------------------  -----------------  ------------
$.001 par value
   Common Stock          22,000,000          $.0175              $ 385,000         $ 35.42
                         ----------                              ---------         -------
     TOTALS              22,000,000            N/A               $ 385,000         $ 35.42
                         ==========                              =========         =======


     ----------------------------------

     (1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high an low prices per share of the common stock reported on the Pink Sheets as of March 25, 2003, a date within five business days prior to the filing of this registration statement.




                                      Pg 2

                                   PROSPECTUS

                             NEWBRIDGE CAPITAL, INC.
                          24 Corporate Plaza, Suite 100
                             Newport Beach, CA 92660
                                 (949) 717-0631

                        22,000,000 SHARES OF COMMON STOCK


         This Prospectus relates to the offer and sale by NewBridge Capital, Inc., a Nevada corporation (the "Company"), of 22,000,000 shares of its $.001 par value per share common stock (the "Common Stock") to certain employees and consultants (collectively, "Employees") pursuant to the NewBridge Capital, Inc. 2002 Stock Plan (the "Plan"). The Company is registering hereunder and then issuing to the Employees upon receipt of adequate consideration therefore, 22,000,000 shares of Common Stock for services performed.

         The Common Stock is not subject to any restriction on transferability. Recipients of shares of the Company's Common Stock issued pursuant to the Plan, other than persons who are Affiliates of the Company, within the meaning of the Securities Act of 1933 (the "Act"), may sell all or part of the shares of Common Stock issued pursuant to the Plan in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares of Common Stock registered hereunder, all of the 22,000,000 shares being registered hereunder may be issued to present affiliates of the Company. An "Affiliate" is, summarily, any director, executive officer or controlling shareholder of the Company or any one of its subsidiaries. An Affiliate of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If an Employee who is not now an Affiliate becomes an Affiliate of the Company in the future, he/she would then be subject to
Section 16(b) of the Exchange Act.

The Common Stock is listed on the Pink Sheets under the symbol "NBRG."





        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.








                  The date of this Prospectus is March 26, 2003



                                      Pg 3

         This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to NewBridge Capital, Inc., 24 Corporate Plaza, Suite 100, Newport Beach, CA 92660, (949) 717-0631.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates. The Company's stock has been traded on the over-the-counter market since September 16, 1997 and is currently reported by the National Quotation Bureau Electronic Bulletin Board and Pink Sheets.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.




                                      pg 4

                                TABLE OF CONTENTS

PART I - Information Required in the Section 10(a) Prospectus

Item 1. Plan Information......................................................6
         The Company  ........................................................6
         Purpose  ............................................................6
         General Plan Information.............................................6
         Securities to be Offered.............................................7
         Those Who May Participate in the Plan................................7
         Purchase of Securities Pursuant to the Plan and Payment for
           Securities Offered.................................................7
         Amendments and Termination...........................................7
         Registrant Information and Employee Plan Annual Information..........8
         Common Stock.........................................................8
         Employees............................................................8
         No Restrictions on Transfer..........................................8
         Tax Treatment to the Employees.......................................8
         Tax Treatment to Consultants.........................................8
         Tax Treatment to the Company.........................................9
         Restrictions on Resales..............................................9

Documents Incorporated by Reference and Additional Information................9

Item 2. Registrant Information and Employee Plan Annual Information...........9
         Legal Opinion and Experts............................................9
         Indemnification of Officers and Directors...........................10

PART II - Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.............................11

Item 4.  Description of Securities...........................................11

Item 5.  Interests of Named Experts and Counsel..............................11

Item 6.  Indemnification of Directors and Officers...........................11

Item 7.  Exemption from Registration Claimed.................................13

Item 8.  Exhibits............................................................13

Item 9.  Undertakings........................................................13

Signatures . . . . . . . . ..................................................15

Exhibit Index . . . . .......................................................16


                                      Pg 5

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS



ITEM 1.  PLAN INFORMATION

The Company

         The Company has its principal executive offices at 24 Corporate Plaza, Suite 100, Newport Beach, CA 92660, where its telephone number is (949) 717-0631.

Purpose

         The Common Stock to be issued by the Company to certain Employees and Consultants will be issued pursuant to the Plan, and agreements entered into between Employees and the Company which have been approved by the Board of Directors of the Company (the "Board") and which grant such Employees shares of Common Stock or the right to acquire shares of Common Stock pursuant to the Plan. The Plan is intended to provide a method whereby the Company can induce greater interest of the Employees in the Company's future prosperity, thereby advancing the interests of the Company and all of its shareholders. A Copy of the Plan has been filed as an exhibit to this Registration Statement.

General Plan Information

         Pursuant to the Plan, the Board can authorize the issuance of up to an aggregate of Twenty-Two Million (22,000,000) shares of Common Stock of the Company over a maximum of a one-year period, although the Board may shorten this period.

         The Board adopted the Plan on April 1, 2002. The Plan is intended to aid the Company in maintaining and continuing the development of a quality management team, in attracting qualified Employees who can contribute to the future success of the Company, and in providing such individuals with an incentive to use their best efforts to promote the growth and profitability of the Company.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Administration of the Plan is the exclusive province of the Board. Board members are elected at each annual meeting of shareholders. The term each Board member serves is therefore one year. If an annual meeting is not held the member shall serve until the next submission of matters to a vote of Company's shareholders.

         As the ultimate administrators of the Plan, the Board should be contacted with requests for additional Plan information. Alternatively, the Board may appoint a committee to administer the Plan (hereinafter the Board or its duly authorized committee shall be referred to as "Plan Administrators"). As no committee has been authorized by the Board, the current Board members are the Plan Administrators. This group includes Fred G. Luke. The address of the Board is The Board of Directors, NewBridge Capital, Inc., 24 Corporate Plaza, Suite 100, Newport Beach, CA 92660: its telephone number is (949) 717-0631.


                                      Pg 6

         In the event a vacancy in the Board arises, the vote of a majority of remaining directors may select a successor, or, if the vacancy is not filled by the remaining Board, the vote of shareholders may also elect a successor to fill such vacancy. Board members may be removed from office by the vote of shareholders representing not less than two-thirds (2/3) of the shares entitled to vote on such removal. Plan Administrators who are not Board members can be removed or appointed at any time for any reason by the majority vote of Board members.

         The Plan Administrators shall interpret the Plan (which interpretation is binding on the participants absent demonstrable error), determine which employees or others shall receive shares, decide the number of shares and establish other terms not already established in the Company's Plan. Information concerning changes in the Plan will be provided in the future either in the Company's proxy statements, annual or other reports, or in amendments to this document.

Securities to be Offered

         The Plan provides for the issuance of a maximum of Twenty-Two Million (22,000,000) shares of Common Stock to be issued in exchange for services (as defined herein).

Those Who May Participate in the Plan

         The Board shall determine which of the Company's Employees are eligible to receive shares as compensation under the Plan. The term `Employee' includes any employee, director, officer, or consultant or advisor of the Company or any of its subsidiaries. "Services" shall include any and all bonafide professional or individual advice or effort rendered for the benefit of the Company, provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

         The Plan Administrators shall determine which Employees shall receive shares under the Plan. The Plan is not subject to ERISA and the securities are being issued by the Company and not purchased on the open market or otherwise. Shares issued under the Plan shall be issuable as determined by the Plan Administrators.

         The shares of Common Stock subject to the Plan are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. Options, if any, and all other interests under the Plan shall be non-transferable, except by means of a will or the laws of descent and distribution.

Amendments and Termination

         The Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any shares then issued and outstanding under the Plan. The Plan shall otherwise terminate on June 30, 2003, as specified by the Plan. No shares may be issued under the terms of the Plan after the Plan has been terminated. The Board may alter or amend the Plan only once during any six (6) month period, except as to comply with changes to the Code. No termination, suspension, alteration or amendment may adversely affect the rights of an Employee entitled to receive shares under the Plan without the consent of that Employee.


                                      Pg 7

Registrant Information and Employee Plan Annual Information

         The Company will provide to any Employee upon request a copy, without charge, of the Company's periodic reports filed with the SEC, including its latest Annual Report on Form 10-KSB and its quarterly reports on Form 10-QSB. The Company will also provide any Employee upon written or oral request a copy, without charge, of the documents incorporated by reference in Item 3 of Part II of the Form S-8 registration statement. Requests for such information should be directed to the Company at 24 Corporate Plaza, Suite 100, Newport Beach, CA 92660.

Common Stock

         The Board has authorized the issuance of up to Twenty-Two Million (22,000,000) shares of Common Stock to the Employees upon effectiveness of this Registration Statement.

Employees

         Employees engaged, retained and employed by the Company have or shall be required to provide their expertise and advice to the Company for the purposes set forth in written agreements with the Company.

No Restrictions on Transfer

         The Employees will become the record and beneficial owners of the shares of Common Stock upon issuance pursuant to the Plan, and they shall be entitled to all of the rights of ownership, including the right to vote any shares of Common Stock awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Employees

         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Employees, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary the Employees will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The Employees are urged to consult each of their tax advisors on this matter. Further, if any recipient is an Affiliate, Section 16(b) of the Exchange Act is applicable and may affect the issue of taxation.

Tax Treatment to Consultants

         The shares of Common Stock issuable pursuant to the Plan are not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, Consultants who receive shares of Common Stock issuable pursuant to the Plan will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultants receive shares of Common Stock pursuant to the exercise of an option or options issuable pursuant to the Plan, at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of such share on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an Affiliate, Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.


                                      Pg 8

Tax Treatment to the Company

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales

         In the event that an Affiliate of the Company acquires shares of Common Stock hereunder, the Affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any Affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the Company's Common Stock issued hereunder to Affiliates is equal to the value of services rendered, as determined by the price such affiliates receive in any subsequent sale of the shares. Shares of the Company's Common Stock acquired hereunder by persons other than Affiliates are not subject to Section 16(b) of the Exchange Act.

Documents Incorporated by Reference and Additional Information

         The Company hereby incorporates by reference (i) its Annual Report on Form 10-KSB for the year ended June 30, 2002, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Quarterly Reports and Current Reports on Forms 10-Q (or 10-QSB or 8-K) filed under the Securities or Exchange Act subsequent to the filing of the Company's Annual Report on Form 10-K (or 10-KSB) for the fiscal year ended June 30, 2002, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its Annual Report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

ITEM  2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: NewBridge Capital, Inc., 24 Corporate Plaza, Suite 100, Newport Beach, CA 92660; (949) 717-0631.

Legal Opinion and Experts

         Weed & Co. LLP has rendered an opinion on the validity of the securities being registered.

         The financial statements of NewBridge Capital, Inc. incorporated by reference in this Prospectus for the year ended June 30, 2002 have been audited by Davis Accounting Group P.C., independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                      Pg 9

Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's latest Annual Report on Form 10-KSB, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a), above; and

         (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES

         No description of the class of securities (i.e., the $.001 par value Common Stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Mr. Weed, a partner with Weed & Co. LLP, owns 1,800,000 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is Sections 78.7502 and 78.751 of the Nevada Corporations Law, the text of which is set forth below.

Section 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions


                                     Pg 10

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751. Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses

1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)  By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.


                                     Pg 11

2. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

 3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

         Exhibit No.   Title

         5.            Opinion of Counsel.
         10.           The NewBridge Capital, Inc. 2002 Stock Plan.
         23.1          Consent of Weed & Co LLP.
         23.2          Consent of Davis Accounting Group P.C.

ITEM 9.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel, and the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                     Pg 12

         The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

         (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs are incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Exchange Act; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant's Annual Report pursuant to Section 13(a) of the Securities Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



             (The remainder of this page left intentionally blank.)

                                     Pg 13

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Newport Beach, State of California on the 26th day of March, 2003.

                                       NewBridge Capital, Inc.
                                       (Registrant)



                                       By:/s/  Fred G. Luke
                                       -----------------------
                                       Name:   Fred G. Luke
                                       Title:  President

         Pursuant to the requirements of the Securities Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:


                   Signatures                Title                   Date
         -------------------------    ---------------------   -----------------
         /s/      Fred G. Luke             Director              March 26, 2003


                                     Pg 14

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX



         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:


   Exhibit
  Number in
Registration                                                            Numbered
  Statement                  Description                                  Page
------------ ---------------------------------------------------------- --------

      5.     Opinion of Counsel                                             17

     10.     NewBridge Capital, Inc. 2002 Stock Plan.                       18

     23.1    Consent of Weed & Co LLP                                       21

     23.2    Consent of Independent Auditors -
               (Davis Accounting Group P.C.)                                22
------------------------------------


                                     Pg 15

                                   EXHIBIT 5.

                               OPINION OF COUNSEL



                                 WEED & Co. LLP


     4695 MacARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087




                                 March 26, 2003


Board of Directors
NewBridge Capital, Inc.
24 Corporate Plaza, Suite 100
Newport Beach, CA 92660

         Re:  Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

         We have acted as a special counsel for NewBridge Capital, Inc. a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of Twenty-Two Million (22,000,000) shares of Common Stock, $.001 par value (the "Common Stock") to Employees of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain agreements (the "Agreements").

         In connection with this opinion, we have examined the Registration Statement and such other documents, records certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Agreements, Stock Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.


                                          Very truly yours,

                                          /s/      Weed & Co. LLP
                                          -----------------------
                                                   Weed & Co. LLP


                                     Pg 18

                                        EXHIBIT 10.

                   THE NEWBRIDGE CAPITAL INC. 2002 STOCK PLAN



1.       Purpose of the Plan

         The purpose of the NewBridge Capital Inc. 2002 Stock Plan ("Plan") is to provide a means by which NewBridge Capital Inc., a Nevada corporation ("Company"), may compensate key employees, advisors, and consultants by issuing to them shares of its capital stock in exchange for services, and to thereby conserve the Company's cash resources. In addition, equity ownership will provide increased incentive for such individuals to render services to the Company in the future and to exert maximum effort for the success of the Company's business.

2.       Definitions

         The following definitions apply to the provisions of this Plan:

         A.   "Board" means the Company's Board of Directors

         B.   "Common Stock" means the Company's $.001 par value common stock

         C. "Committee" means the Committee appointed by the Board in accordance with paragraph A of Section 3 of this Plan. If no Committee is appointed, "Committee" refers to the Board.

         D. "Employee" means any person, including officers, directors, employees, advisors, and consultants employed by the Company or any Subsidiary on either a full-time or part-time basis.

         E    "Plan" means this 2002 Stock Plan.

         F.   "Share" means a share of Common Stock.

3.       Administration of the Plan

         A. Procedure. The Board shall administer the Plan. The Board may appoint a Committee of not less than three (3) Board members to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until the Board otherwise directs. From time to time, the Board may increase the Committee size and appoint additional members, fill vacancies, however caused, and remove all members and thereafter directly administer the Plan. Members of the Committee who are either eligible for Shares under this Plan or have been granted Shares under this Plan may vote on any matters affecting the Plan administration or granting any Shares under the Plan; provided that no such member shall act upon the granting of Shares to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting during which such action is taken.

         B.   Powers of the Committee. The Committee shall have the authority to
              (i) based on relevant information, to determine the fair market value of the Common Stock; (ii) to determine the value of the

                                     Pg 17
              services rendered or to be rendered to the Corporation, (iii) the Employees or Consultants to whom and the time or times when Common Stock shall be granted and the number of Shares to be issued; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to authorize any person to execute on the Company's behalf any instrument required to effectuate a grant of Common Stock; and (vii) to make all other determinations deemed necessary or advisable for administering the Plan.

         C. Effect of Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on any and all holders of Common Stock granted under the Plan.

4.       Shares Reserved.

         A total of Twenty Two Million (22,000,000) shares of Common Stock shall be subject to the Plan and shall be and are hereby reserved for issuance under the Plan. Such Shares shall be unissued or previously issued shares reacquired and held by the Company. Any such shares which remain unsold when the Plan terminates shall cease to be reserved for the Plan but, until termination, the Company shall at all times reserve a sufficient number of shares to meet the Plan's requirements.

5.       Eligibility

         Common Stock may be issued under this Plan only to Employees for services rendered to the Company or on the Company's behalf as determined by the Board or the Committee. Common stock may not be issued under this Plan for services in connection with a capital-raising transaction for the Company. An Employee who has been issued Common Stock under the Plan, if he or she is otherwise eligible, may be granted additional Common Stock.

6.       Continuation of Employment

         Neither the Plan nor the issuance of any Common Stock under the Plan shall confer upon any Employee any right with respect to continuing employment with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or other position at anytime.

7.       Fair Market Value Limitation

         The Company's Board of Directors or Committee shall grant the right to receive Common Stock to Employees for services rendered to, or to be rendered to, or on behalf of, the Company such that the fair market value of the Shares approximates the fair market value of the services. Determination of fair market value shall be within the business discretion of the Board of Directors and/or Committee.

8.       Investment Representation

         Each Employee granted Shares under this Plan shall represent in writing that she/he is acquiring the shares for investment and not for resale or to distribute the Shares to the public. Upon demand, delivery of such a representation prior to the delivery of any shares issued shall be a condition precedent to the right of the Employee to receive Shares under the Plan.

9.       Amendments or Termination

         The Board of Directors may amend, alter or discontinue the Plan.

                                     Pg 18

10.      Compliance with Other Laws and Regulations

         The Plan, the grant, and issuance of Shares under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by the governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. Further, it is the intention of the Company that the Plan comply in all respects with the provisions of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. If any Plan provision is found not to be in compliance with Rule 16b-3, the provision shall be deemed null and void.

11.      Effectiveness and Expiration of the Plan

         The Plan shall be effective on July 1, 2002, and continue to June 30, 2003, the effective date of the Plan, and thereafter no Shares shall be granted under the Plan.


APPROVED THIS EFFECTIVE DAY THE 1st DAY OF JULY, 2002 BY THE BOARD OF DIRECTORS.


                                              /s/      Fred G. Luke
                                              ---------------------
                                              Name:    Fred G. Luke
                                              Title:   Director


                                     Pg 19

                                  EXHIBIT 23.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION



                                 WEED & CO. LLP


     4695 MacARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
               TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                             WRITER'S DIRECT NUMBER
                                 (949) 475-9086



                                 March 26, 2003

Board of Directors
NewBridge Capital, Inc.
24 Corporate Plaza, Suite 100
Newport Beach, CA 92660

         Re:  Form S-8

Gentlemen:

         We hereby consent to the filing of our opinion dated even date herewith as an Exhibit to the Form S-8 Registration Statement filed by NewBridge Capital, Inc.

         We further consent to the reference to us and our opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                          Very truly yours,



                                          /s/      Weed & Co. LLP
                                          ------------------------
                                                   Weed & Co. LLP

                                     Pg 20

                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of NewBridge Capital, Inc. on Form S-8 of our report as independent auditors for the Company dated March 14, 2003, appearing in the Annual Report on Form 10-KSB of NewBridge Capital, Inc. as of and for the year ended June 30, 2002, and to the reference to us under the heading "Legal Opinion and Experts" in the Prospectus which is part of this Registration Statement.

                                       /s/ Davis Accounting Group, P.C.



Cedar City, Utah
March 26, 2003

                                     Pg 21